Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cytomedix, Inc. for the registration of 21,067,151shares of its common stock and to the incorporation by reference therein of our report dated March 13, 2012, with respect to the financial statements of Aldagen, Inc. included in the Cytomedix, Inc. Current Report on Form 8-K/A dated August 14, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina

August 30, 2012